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                                                                   Exhibit 10.47
                             INTERCREDITOR AGREEMENT

      This Intercreditor Agreement (this "Agreement") is dated as of June 1, 2000, and is entered into by and among TEXAS COMMUNITY BANK AND TRUST, N.A. ("Texas Community"), THE TEXAS MEZZANINE FUND, INC. ("Texas Mezzanine") and BANK OF AMERICA, N.A. ("Bank of America") (Texas Community, Texas Mezzanine and Bank of America sometimes herein referred to individually as "Party" and collectively as "Parties").

A. Texas Community has established a revolving credit facility in the amount of $750,000.00 (the "Texas Community Facility") for MWI, INC., d/b/a DANAM ELECTRONICS (the "Debtor"), which has an address at 4230 Shilling Way, Dallas, Texas 75237 and pursuant to a security agreement has obtained a security interest in certain property of the Debtor described on Exhibit A ("Texas Community's Collateral").

B. Texas Mezzanine has made a loan to the Debtor in the original principal amount of $500,000 (the 'Texas Mezzanine Facility"), and pursuant to a security agreement has obtained a security interest in certain property of the Debtor described on Exhibit B ("Texas Mezzanine's Collateral").

C. Bank of America has established a revolving credit facility for the Debtor in the amount of $2,000,000 (the "Bank of America Facility"), and pursuant to a security agreement has obtained a security interest in certain property of the Debtor described on Exhibit C ("Bank of America's Collateral").

D. Each of Texas Community's Collateral, Texas Mezzanine's Collateral and Bank of America's Collateral may be the same as the collateral held by one or more of the other Parties hereto.

E. Texas Community and Texas Mezzanine have entered into an Intercreditor Agreement dated or effective August 3, 1999 (the "Prior Intercreditor Agreement") pursuant to which Texas Community and Texas Mezzanine had established relative priorities in the Texas Community Collateral and the Texas Mezzanine Collateral.

F. Texas Community, Texas Mezzanine and Bank of America would like to agree upon the priority of their respective security interests in the Texas Community Collateral, the Texas Mezzanine Collateral and the Bank of America Collateral (collectively, the "Assets").

In consideration of the premises and mutual covenants contained in this Agreement, the parties agree as follows:

1.    Priorities. The Parties shall have the following priority in the Assets:

      (a) Texas Community Bank shall have the prior and superior lien on (i) those specific Assets consisting of Domestic Accounts (as defined in Section 5 below) and Domestic Inventory (as defined in Section 5 below) and (ii) those specific Assets in which Texas Community Bank has a valid and enforceable "purchase money

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            security interest" as defined in the UCC ("PMSI") in connection with advances made to the Debtor; provided, that such lien secures Permitted Indebtedness (as defined in Section 5 below).

      (b) Texas Mezzanine shall have the prior and superior lien on (i) those specific Assets consisting of equipment (as defined in the UCC, and hereinafter referred to as "Equipment") and (ii) those specific Assets in which Texas Mezzanine has a valid and enforceable PMSI in connection with advances made to the Debtor; provided, that such lien secures Permitted Indebtedness.

      (c) Bank of America shall have the prior and superior lien on (i) those specific Assets consisting of Export-Related Accounts (as defined in Section 5 below) and Export-Related Inventory (as defined in Section 5, below), (ii) those specific Assets in which Bank of America has a valid and enforceable PMSI in connection with advances made to the Debtor, and (iii) those specific Assets that are not described in
            (a) or (b) of this Section 1; provided, that such lien secures Permitted Indebtedness.

      (d) Texas Mezzanine shall have a second priority lien on the Domestic Accounts and the Domestic Inventory.

      (e)   Texas Community shall have a second priority lien on Equipment.

      (f) Bank of America shall have a third priority lien on Domestic Accounts, Domestic Inventory and Equipment.

      (g) Neither Texas Community nor Texas Mezzanine shall have any lien on the Export-Related Accounts or the Export-Related Inventory.

2. Effectiveness of Priorities. The priorities set forth in this Agreement will be effective regardless of the order in which the parties respective security interests in the Assets were created or perfected; provided, that the priorities established in Section 1 shall not apply as to any Party whose lien
(a) is not then perfected, (b) is a voidable preference under the U.S. Bankruptcy Code, 11 U.S.C. Section 101 et seq or (c) is held by a final order of a court of competent jurisdiction to be unenforceable.

3. Remedies Undisturbed. Except as provided in this Agreement, each party is entitled to pursue remedies arising from its respective security interests in the Property and may otherwise proceed in any manner permitted by any properly created and perfected security interest.

4. Notification of Default. Upon the occurrence of any monetary event of default under either the Texas Community Facility, the Texas Mezzanine Facility or the Bank of America Facility or upon the acceleration of any indebtedness under either of the aforementioned facilities, the Party under whose facility such event of default or acceleration has occurred, shall notify the other Parties in writing, specifically referencing this Agreement, specifying the type of default that has occurred and that the notifying Party has declared such an event of default or

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otherwise accelerated or attempted to accelerate its respective facility or to exercise any other right or remedy at law or in equity against the Debtor; provided, that no Party shall be liable for monetary damages for any failure to so notify. The notice shall include a statement in the form of a certificate of an officer of the respective Party of the outstanding indebtedness owed to such Party. Each Party, in its sole discretion, also may assert any rights under applicable bankruptcy, insolvency, reorganization, receivership, liquidation or other similar proceedings.

5. Certain Definitions. "Domestic Accounts" shall mean all Accounts (as hereinafter defined) that are not Export-Related Accounts. "Domestic Inventory" shall mean all inventory that is not Export-Related Inventory. "Export-Related Accounts" shall mean Accounts and related general intangibles of the Debtor arising from the sale of finished goods or services that are intended for export from the United States. "Export-Related Inventory" shall mean inventory of the Debtor that is located in the United States that has been purchased, manufactured or otherwise acquired by the Debtor for resale pursuant to a written export order or contract for the purchase by a buyer of finished goods or services that are intended for export from the United States. "Permitted Indebtedness" shall mean (a) with respect to the Texas Community Facility, $750,000 plus Default Expenses, (b) with respect to the Texas Mezzanine Facility, $500,000 plus Default Expenses and (c) with respect to the Bank of America Facility, $2,000,000 plus Default Expenses. "Default Expenses" shall mean, with respect to each Party's facility, accrued and unpaid interest, plus the amount of any advances made by such Party pursuant to such Party's loan documents to pay taxes or insurance premiums, to prevent waste or to otherwise preserve the condition of the Assets in which such Party has a security interest, plus all reasonable costs and expenses (including court costs and reasonable attorneys' fees) incurred by such Party in connection with its facility. "Accounts" shall mean (a) accounts (as defined in the UCC), other receivables, book debts and other forms of obligations, whether arising out of goods sold or services rendered or from any other transaction, (b) rights in, to and under all purchase orders or receipts for goods and services, (c) rights to any goods represented or purported to be represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) moneys due or to become due to the Debtor under all purchase orders and contracts for the sale of goods or the performance of services or both by the Debtor (whether or not yet earned by performance on the part of the Debtor), including the proceeds of the foregoing; (e) any notes, drafts, letters of credit, insurance proceeds or other instruments, documents and writings evidencing or supporting the foregoing and (f) all collateral security and guarantees of any kind given with respect to any of the foregoing.

6. Distribution of Proceeds. Any funds received from or on behalf of the Debtor by any Party through the foreclosure and liquidation of the Assets after an event of default shall have occurred shall be distributed according to the priorities established in Section 1 hereof. If an event of default has occurred and only one or two Parties have accelerated their respective loans, and the other Party (or Parties) has received the notice set forth in Section 4 above, the non-accelerating Party (or Parties) shall have ten (10) days after receipt of such notice in which to declare an event of default, accelerate its loans and join in any foreclosure and liquidation of the Assets. Absent such declaration, acceleration and joinder, the Party or Parties accelerating its loans shall proceed with whatever action it deems necessary or appropriate. Notwithstanding

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anything in this Section 6 to the contrary, no Party shall have any duty beyond that prescribed in the Uniform Commercial Code as adopted in Texas (the "UCC").

7. Accounting by Liquidating Party. Any distribution by the liquidating Party of the portion of the proceeds due to the other Party shall be accompanied by an accounting showing the Assets liquidated, the costs of preparing the Assets for sale, the costs of the sale, the net proceeds upon liquidation of the Assets, the amount retained by the liquidating Party and the amount distributed to the other Party or Parties.

8. No Notice of Extensions. Each Party waives notice of any and all extensions, renewals and/or modifications of Debtor's obligations to the other, and each Party may make loans or extend credit to Debtor from time to time at Debtor's request and without further authorization from or notice to any other Party; provided, in each case, that the aggregate amount of loans and credit accommodations in favor of Debtor by such Party does not exceed such Party's Permitted Indebtedness. No Party need inquire into the power or authority of Debtor, or its officers, directors or agents acting or purporting to act on its behalf.

9. Bankruptcy. In the event a voluntary or involuntary petition under any bankruptcy or insolvency law of the United States or any state is brought by or against Debtor, or other proceedings instituted for the reorganization, readjustment of debt, dissolution or liquidation of Debtor whether voluntary of involuntary, then each party to this Agreement will have any and all remedies available to it with respect to the relative priority of their respective security interest in the Property as set forth in this Agreement.

10. No Creation of Security Interest. The provisions of this Agreement will not be deemed to create a security interest in Assets where none would exist absent this Agreement.

11. Benefit: Binding Nature: Assignment. This Agreement is entered into solely for the benefit of Texas Community, Texas Mezzanine and Bank of America and their successors and assigns, and no other person or persons will have any right, benefit or priority interest under or because of the existence of this Agreement. This Agreement will be binding upon Texas Community, Texas Mezzanine and Bank of America and their successors and assigns. Each Party agrees that prior to any assignment, sale or transfer of any rights, claims or interests in or to the loan documents with respect to any Party's facility, such Party shall provide the assignee, purchaser or transferee with a copy of this Agreement and such Party shall deliver ten (10) days prior written notice to each other Party. Any such assignment shall be subject to this Agreement.

12. Notice. Any notice to be given under this Agreement shall be in writing and shall be delivered or mailed by Registered or Certified United States Mail postage prepaid or by any prepaid courier service and addressed to each Party as follows:

If to Texas Community                  Texas Community Bank and Trust,
                                       N.A.
                                       8235 Douglas Avenue, Suite 100
                                       Dallas, Texas 75225
                                       Attn: Mr. Wayne A. Spencer

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If to Texas Mezzanine                      Texas Mezzanine Fund, Inc.
                                           1402 Corinth Street, Suite 1150
                                           Dallas, Texas 75215

If to Bank of America                      901 Main Street, 7th Floor
                                           TX 1-492-07-01
                                           Dallas, Texas 75202
                                           Attn: Commercial Banking Group

13. Termination. This Agreement shall continue in full force and effect and shall be irrevocable by any party hereto until the earlier to occur of the following:

            a. The parties mutually agree in writing to terminate this Agreement; or

            b. All of the obligations owed by the Debtor to all of the parties hereto are fully paid and satisfied and the respective security interests have been terminated and released of record.

14. Waiver. No waiver of any of the provisions of this Agreement will be deemed to be made unless the same is specifically waived or released by a party in writing, notice of which is given to all other parties.

15. Representations and Warranties. The Parties hereto represent and warrant that the facts contained in the Recitals herein in regard to their own facility are true and correct.

16. Amendment. This Agreement may be amended or modified only by an agreement in writing signed by all parties hereto.

17. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas. Venue of any suit arising hereunder shall lie in state or federal courts located in Dallas County, Texas.

18. Costs. In the event any suit or action is instituted to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover from the other contesting party or parties such sum as the court may determine as reasonable attorneys' fees and in addition, costs of suit or other sum provided by law.

19. Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

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20.   Supercedes Prior Agreements. This Agreement supercedes any prior agreement
(whether oral or written) between any of the parties hereto with respect to the parties' respective priority in the Debtor's property, including (without limitation) the Prior Intercreditor Agreement.

                                     TEXAS COMMUNITY BANK AND TRUST, N.A.

                                     By: /s/ Wayne A. Spencer
                                         ---------------------------------------
                                     Name:  Wayne A. Spencer
                                     Its: EVP

                                     THE TEXAS MEZZANINE FUND, INC.

                                     By: /s/ Theresa Lee
                                         ---------------------------------------
                                     Name:  Theresa Lee
                                     Its:  Vice President

                                     BANK OF AMERICA, N.A.

                                     By: /s/ Richard Vitale
                                         ---------------------------------------
                                     Name: Richard Vitale
                                     Its: Assistant Vice President

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                       DEBTOR'S ACKNOWLEDGMENT AND CONSENT

The undersigned Debtor hereby acknowledges and agrees to the foregoing Intercreditor Agreement. Debtor agrees to be bound by the terms and provisions thereof as they relate to the relative rights of the Parties with respect to each other. However, nothing therein shall be deemed to amend, modify, supersede or otherwise alter the terms of the respective agreements between the Debtor and each Party (the "Loan Agreement") and in the event of any inconsistency or conflict between the terms of the Loan Agreements and the Intercreditor Agreement, the Loan Agreements shall govern as between the Debtor and each Party. The Debtor agrees that each Party holding collateral may serve as bailee for the other Party and each Party is hereby authorized to turn such collateral over to such other Party. Debtor further agrees that the Intercreditor Agreement is solely for the benefit of the Parties and shall not give the Debtor, its successors and assigns, or any other person, any rights vis-a-vis either
Party.

                                     MWI,INC.

                                     By: /s/ Jerry West
                                         ----------------------
                                     Name : Jerry West
                                     Title: PRESIDENT

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                                    EXHIBIT A

                         (TEXAS COMMUNITY'S COLLATERAL)

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                                    EXHIBIT B

                         (TEXAS MEZZANINE'S COLLATERAL)

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                                    EXHIBIT C

                         (BANK OF AMERICA'S COLLATERAL)